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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 6, 2006, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-136710) and related Prospectus of Picis, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts November 20, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM